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                                                                       EXHIBIT 1


                             JOINT FILING AGREEMENT


        In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Schedule 13D (including any and all amendments thereto) with respect to the common stock, par value $0.0001 per share, of PriceSmart, Inc., and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filings.

        The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning any other filing party, unless such party knows or has reason to believe that such information is inaccurate.

        This Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

        In evidence thereof the undersigned, being duly authorized, hereby execute this Joint Filing Agreement this 29th day of October, 2004.




                                        THE PRICE GROUP LLC

                                        /s/ James F. Cahill
                                        ----------------------------------------
                                        By:        James F. Cahill
                                        Title:     Manager


                                        SAN DIEGO REVITALIZATION CORP.

                                        /s/ James F. Cahill
                                        ----------------------------------------
                                        By:        James F. Cahill
                                        Title:     Executive Vice President


                                        SOL PRICE

                                        /s/ Sol Price
                                        ----------------------------------------


                                        ROBERT PRICE

                                        /s/ Robert Price
                                        ----------------------------------------